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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 21, 2001, except for Note 2, as to which the date is April 21, 2001, relating to the consolidated financial statements of ESS Technology, Inc. and to the financial statement schedule which are incorporated in the registration statement on Form S-3 (File No. 333-74980). We also consent to the reference to us under the heading "Experts" in the Form S-3 (File No. 333-74980).

/s/ PricewaterhouseCoopers LLP



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PricewaterhouseCoopers LLP



San Jose, California

January 31, 2002